Exhibit 99.1
Contact: Charles Lambert
Finance Director
Medical Properties Trust, Inc.
(205) 397-8897
clambert@medicalpropertiestrust.com
MEDICAL PROPERTIES TRUST, INC. REPORTS
FIRST QUARTER 2010 RESULTS
Recent Transactions Establish Platform for Renewed Growth
     Birmingham, AL – May 6, 2010 – Medical Properties Trust, Inc. (NYSE: MPW) today announced financial and operating results for the quarter ended March 31, 2010.
FIRST QUARTER AND RECENT HIGHLIGHTS
•	Reported first quarter normalized Funds from Operations (“FFO”) and Adjusted FFO (“AFFO”) per diluted share of $0.20 and $0.21, in-line with guidance as adjusted for certain non-routine expenses;

•	Completed common stock offerings of 30.8 million shares through April for approximately $290 million in net proceeds;

•	Commenced syndication of new $450 million credit facility;

•	Sold to Prime Healthcare the Centinela Hospital Medical Center for $75 million and received $40 million in early payments of operating loans from Prime;

•	Received $12 million in April from Prime in full payment of Shasta Regional Medical Center cash flow participation agreements;

•	Paid 2010 first quarter cash dividend of $0.20 per share on April 14, 2010;

•	More than $525 million of liquidity available for health care real estate acquisitions.
     “During and after the first quarter of 2010, we have successfully established a strong platform for renewed external growth,” said Edward K. Aldag, Jr., Medical Properties Trust’s Chairman, President and CEO. “Taking advantage of a very receptive market, we completed the offering of 30.8 million shares of our common stock, raising approximately $290 million in net proceeds. In conjunction with the equity offerings, we began the syndication process for a new $450 million credit facility and have already received commitments for a substantial majority of that total.”

     In addition, MPT announced that in April it agreed with Prime to allow the early repurchase of the Centinela Hospital Medical Center for $75 million and accepted prepayment of $40 million in operating loans to various Prime affiliates. Aldag explained the transactions, “With these transactions, we have reduced our concentration with Prime and created capital to recycle into new properties as opportunities arise. Moreover, we negotiated an early repayment of the $20 million working capital loan we made to a Prime affiliate for the 2008 Shasta transition, and in a related transaction we negotiated the early settlement and termination of our cash flow participation agreements with the Prime Shasta affiliate for $12 million.” Prime Shasta and an MPT affiliate had previously agreed to a contingent and limited sharing arrangement that could have paid the MPT affiliate up to $20 million over the 10 year term of the agreements.
     “Assuming successful completion of our new credit facility, we expect to have more than $500 million of available liquidity to invest in health care real estate,” said Aldag. “We reiterate our estimate of investing at least $150 million in new healthcare real estate during 2010.”
OPERATING RESULTS
     The Company reported first quarter 2010 normalized FFO and AFFO of $0.20 and $0.21 per diluted share, respectively. These amounts include the effects of certain non-routine items aggregating $1.5 million, or $0.02 per share, consisting of property related expenses and litigation costs of $0.6 million and $0.9 million, respectively that were excluded from the Company’s previous annual guidance estimate. Excluding these items, first quarter normalized FFO and AFFO per diluted share amounts were $0.22 and $0.23, respectively, in-line with previous annualized FFO estimates of $0.89 to $0.93 per diluted share. Normalized FFO and AFFO per diluted share for the first quarter of 2009 were $0.22 and $0.23, respectively.
     Excluded from normalized FFO and AFFO was the effect of a $12 million impairment charge related to the loan and advances to the operator of Monroe Hospital in Bloomington, IN. As a result, the net loss for the three months ended March 31, 2010 was $(2.8) million or $(0.04) per diluted share, compared with net income of $10.7 million or $0.14 per diluted share for the same period one year ago. Per share amounts were affected by an increase in the weighted average diluted common shares outstanding to 79.2 million for the three months ended March 31, 2010, from 76.4 million for the same period in 2009.
     A reconciliation of normalized FFO and AFFO to net income is included in the financial tables accompanying this press release.
LIQUIDITY
     As of May 5, 2010, the Company had approximately $440 million in available liquidity through its cash balances and credit facilities. On April 12, MPT announced a tender for any and all of its 2011 Exchangeable Notes for a price that would require approximately $142 million as of the termination of the offer on May 7, 2010.

     The Company has fully repaid and terminated the $30 million term loan due in November 2010 and is currently syndicating the new $450 million credit facility that is expected to consist of a three-year $300 million revolving line of credit and a six-year $150 million term loan. Subsequent to the closing of the new credit facility, the tender of the exchangeable notes, and the repayment of approximately $65 million in existing term debt, the Company will have available more than $525 million in cash and available credit lines. The new credit facility is scheduled to close in the second quarter of this year, although there is no assurance that the facility will actually close.
DIVIDEND
     The Company’s Board of Directors declared a quarterly dividend of $0.20 per share of common stock, which was paid on April 14, 2010 to stockholders of record on March 18, 2010.
PORTFOLIO UPDATE AND FUTURE OPERATIONS
     In April 2010, the Company sold its interests in Centinela Hospital Medical Center located in Inglewood, CA, to an affiliate of Prime Healthcare for $75 million, resulting in a $6 million gain. Concurrently, Prime repaid non real-estate loans to the Company totaling $40 million. At May 6, 2010, the Company had total real estate assets of approximately $1.2 billion comprised of 50 healthcare properties in 21 states leased to 14 hospital operating companies. Three investments are in the form of mortgage loans to two separate operating companies.
     The Company believes that its existing portfolio of assets plus approximately $520 million of assets to be acquired will generate normalized FFO of between $0.94 and $0.97 per share on an annualized basis once fully invested. This estimate assumes that initial yields on new investments will range between 9.75% and 10.5%. Total debt to total asset value subsequent to acquisition of $520 million of new properties is expected to be approximately 42%.
     This estimate does not include the effects, if any, of costs and litigation related to discontinued operations, real estate operating costs, any potential interest rate swaps, write-offs of straight-line rent or other non-recurring or unplanned transactions. In addition, this estimate will change if $520 million in new acquisitions are not completed or such investments’ initial yields are lower or higher than the range of 9.75% to 10.5%, market interest rates change, debt is refinanced, assets are sold, the Sharpstown and River Oaks properties are sold or leased, other operating expenses vary or existing leases do not perform in accordance with their terms.
CONFERENCE CALL AND WEBCAST
     The Company has scheduled a conference call and webcast on Thursday, May 6, 2010 at 11:00 a.m. Eastern Time to present the Company’s financial and operating results for the quarter ended March 31, 2010. The dial-in telephone numbers for the conference call are 866-362-4832

(U.S.) and 617-597-5364 (International) using passcode 68011886. The conference call will also be available via webcast in the Investor Relations’ section of the Company’s website, www.medicalpropertiestrust.com. A telephone and webcast replay of the call will be available from shortly after the completion through May 20, 2010. Telephone numbers for the replay are 888-286-8010 and 617-801-6888 for U.S. and International callers, respectively. The replay passcode is 23444016.
About Medical Properties Trust, Inc.
     Medical Properties Trust, Inc. is a Birmingham, Alabama based self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. These facilities include inpatient rehabilitation hospitals, long-term acute care hospitals, regional acute care hospitals, ambulatory surgery centers and other single-discipline healthcare facilities, such as heart hospitals and orthopedic hospitals. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.
The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the capacity of the Company’s tenants to meet the terms of their agreements; annual normalized FFO per share; the amount of acquisitions of healthcare real estate, if any; the results of the Company’s tender offer; the repayment and refinancing of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the restructuring of the Company’s investments in non-revenue producing properties; the payment of future dividends, if any; acquisition of healthcare real estate; completion of additional debt arrangements; and additional investments; national and economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the facts that could affect outcomes, please refer to the “Risk factors” section of the Company’s Form 10-K for the year ended December 31, 2009, as amended, and as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.
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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	March 31, 2010	December 31, 2009
	(Unaudited)
Assets
Real estate assets
Land, buildings and improvements, and intangible lease assets	$984,076,591	$983,475,589
Mortgage loans	200,298,705	200,163,980

Gross investment in real estate assets	1,184,375,296	1,183,639,569
Accumulated depreciation and amortization	(67,182,406)	(60,302,300)

Net investment in real estate assets	1,117,192,890	1,123,337,269

Cash and cash equivalents	10,798,505	15,306,889
Interest and rent receivable	26,165,925	19,845,699
Straight-line rent receivable	29,456,206	27,538,737
Other loans	91,635,523	110,841,900
Assets of discontinued operations	1,184,808	1,184,808
Other assets	11,877,721	11,842,824

Total Assets	$1,288,311,578	$1,309,898,126

Liabilities and Equity
Liabilities
Debt	$565,222,166	$576,677,892
Accounts payable and accrued expenses	30,079,420	29,246,855
Deferred revenue	10,832,274	15,350,492
Lease deposits and other obligations to tenants	18,669,636	17,048,163

Total liabilities	624,803,496	638,323,402

Medical Properties Trust, Inc. stockholders’ equity Preferred stock, $0.001 par value. Authorized 10,000,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 150,000,000 shares; issued and outstanding - 79,881,806 at March 31, 2010, and 78,724,733 shares at December 31, 2009	79,882	78,725
Additional paid in capital	770,804,454	759,720,673
Distributions in excess of net income	(107,240,027)	(88,093,261)
Treasury shares, at cost	(262,343)	(262,343)

Total Medical Properties Trust, Inc. stockholders’ equity	663,381,966	671,443,794

Non-controlling interests	126,116	130,930

Total Equity	663,508,082	671,574,724

Total Liabilities and Equity	$1,288,311,578	$1,309,898,126

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

	For the Three Months Ended
	March 31, 2010	March 31, 2009
	(unaudited)	(unaudited)
Revenues
Rent billed	$23,925,256	$22,685,840
Straight-line rent	1,851,462	1,863,653
Interest and fee income	7,933,592	7,423,210

Total revenues	33,710,310	31,972,703
Expenses
Real estate depreciation and amortization	6,880,106	6,183,493
Property-related	1,065,568	914,855
Loan impairment charge	12,000,000	—
General and administrative	6,169,580	5,678,071

Total operating expenses	26,115,254	12,776,419

Operating income	7,595,056	19,196,284
Other income (expense)
Interest and other income (expense)	(15,626)	439
Interest expense	(9,457,728)	(9,463,297)

Net other expense	(9,473,354)	(9,462,858)

Income (loss) from continuing operations	(1,878,298)	9,733,426
Income (loss) from discontinued operations	(935,102)	983,735

Net income (loss)	(2,813,400)	10,717,161
Net income (loss) attributable to non-controlling interests	(8,570)	(6,830)

Net income (loss) attributable to MPT common stockholders	$(2,821,970)	$10,710,331

Net income (loss) per common share — basic and diluted:
Income (loss) from continuing operations	$(0.03)	$0.13
Income (loss) from discontinued operations	(0.01)	0.01

Net income (loss) attributable to MPT common stockholders	$(0.04)	$0.14

Dividends declared per common share	$0.20	$0.20

Weighted average shares outstanding — basic and diluted	79,175,511	76,432,419

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Reconciliation of Net Income (Loss) to Funds From Operations
(Unaudited)

	For the Three Months Ended
	March 31, 2010	March 31, 2009
FFO information:
Net income (loss) attributable to MPT common stockholders	$(2,821,970)	$10,710,331
Participating securities’ share in earnings	(350,721)	(390,406)

Net income (loss) , less participating securities’ share in earnings	$(3,172,691)	$10,319,925

Depreciation and amortization
Continuing operations	6,880,106	6,183,493
Discontinued operations	—	62,141
Loss (gain) on sale of real estate	(16,069)	—

Funds from operations	$3,691,346	$16,565,559

Loan impairment charge	12,000,000	—

Normalized funds from operations	$15,691,346	$16,565,559

Share-based compensation	1,529,734	1,487,691
Debt costs amortization	1,477,390	1,361,831
Straight-line rent revenue	(1,851,462)	(1,863,653)

Adjusted funds from operations	$16,847,008	$17,551,428

Per diluted share data:
Net income (loss) , less participating securities’ share in earnings	$(0.04)	$0.14
Depreciation and amortization
Continuing operations	0.09	0.08
Discontinued operations	—	—
Loss (gain) on sale of real estate	—	—

Funds from operations	$0.05	$0.22

Loan impairment charge	0.15	—

Normalized funds from operations	$0.20	$0.22

Share-based compensation	0.02	0.02
Debt costs amortization	0.01	0.02
Straight-line rent revenue	(0.02)	(0.03)

Adjusted funds from operations	$0.21	$0.23

Funds from operations, or FFO, represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs). Management considers funds from operations a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that funds from operations provides a meaningful supplemental indication of our performance. We compute funds from operations in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating funds from operations utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Funds from operations should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.
We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) straight-line rent revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.